UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

ENVISION SOLAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53204	26-1342810
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9270 Trade Place, San Diego, CA	92126
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 799-4583

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2015, Envision Solar International, Inc., a Nevada corporation (the "Company"), entered into an Agreement to Defer Exercise of Convertible Security (the "Agreement") with each of Mr. Desmond Wheatley, the chief executive officer, president, secretary, and a director of the Company, Mr. Jay S. Potter, a director of the Company, Mr. John Evey, the chairman of the Board of Directors of the Company, and Mr. Chris Caulson, the chief financial officer of the Company (each a "Securityholder") pursuant to which each Securityholder agreed not to exercise the stock options and warrants, as the case maybe, held by each Securityholder until the date on which Company effects an amendment to its articles of incorporation to increase its authorized capital stock. The Company anticipates that the Amendment will be recorded and become effective by May 31, 2016, but no later than September 30, 2016.  A copy of the form of Agreement is attached to this Report as Exhibit 4.1.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

4.1	Form of Agreement to Defer Exercise of Convertible Security

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Dated: December 23, 2015

By: /s/ Desmond Wheatley

Desmond Wheatley, Chief Executive Officer